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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                         Date of Report: October 10, 1995

                          AirTouch Communications, Inc.

   Delaware                         1-12342                       94-3213132
(State or other                (Commission File                 (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)

             One California Street, San Francisco, California 94111
--------------------------------------------------------------------------------
      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (415)658-2000


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Item 5.  Other Events.

AirTouch Communications, Inc. ("AirTouch") and U S West Inc. announced today that the two companies have established a support relationship between their joint venture management company, the Wireless Management Company ("WMC"), and their respective domestic cellular businesses effective November 1, 1995. WMC will serve as a single management resource providing support services to the two companies' domestic cellular operations, which will remain separately owned during this phase. The establishment of the support relationship represents the first phase of the joint venture, Phase I, and follows completion of contractual agreements between the two partners, regulatory approvals, and U S West's exchange of its San Diego cellular property for several GTE cellular properties including Portland, Oregon.

The next phase of the joint venture, Phase II, will involve a merger of each of the two companies' domestic cellular operations into the WMC. This will take place upon the lifting of certain regulatory restrictions imposed on U S West by the Modification of Final Judgment (or earlier at AirTouch's option), but will occur in any event no later than July 25, 1998. When merged, AirTouch and U S West will hold interests of approximately 70 percent and 30 percent, respectively, in the WMC. At such time each company will deconsolidate for financial reporting purposes the domestic cellular operations contributed by it to the WMC, using instead the equity method of accounting to report their respective percentage interests in subsequent operating results. Because AirTouch expects, based upon current results, that its domestic cellular operations over the next few years will continue to achieve higher profit margins than those of U S West, it is possible that AirTouch could experience some short term earnings dilution once Phase II occurs. Such dilution could be material depending upon the timing of the Phase II merger and the performance of the respective operations. AirTouch may experience some near term minor earnings impact prior to the Phase II merger as a result of entering into the support relationship.

The two companies' equally-owned PCS partnership also will be contributed to the WMC either at the closing of Phase II or thereafter, but no later than three years after the partnership acquired its first PCS license. The timing of such contribution is at U S West's sole discretion. AirTouch expects the PCS partnership to make significant capital contributions for the buildout of PCS markets and to experience substantial operating losses associated with the start up phase of the PCS business, which is expected to last several years. Upon the contribution of the PCS partnership to WMC, AirTouch's share of the PCS capital contributions and operating losses will increase to some greater percentage depending upon the relative values of the WMC and the PCS partnership at such time.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AIRTOUCH COMMUNICATIONS, INC.

                                    By: /s/ Mohan S. Gyani
                                        ------------------------------
                                        Mohan  S. Gyani
                                        Executive Vice President and
                                        Chief Financial Officer

Date:    October 10, 1995

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